EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-174628) of HSBC Finance Corporation of our report dated February 22, 2016 relating to the consolidated financial statements, which appear in this Form 10‑K.

/s/    PricewaterhouseCoopers LLP
Chicago, Illinois
February 22, 2016